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Exhibit 23.1

Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-87394) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors, the Registration Statement (Form S-8 No. 33-95422) pertaining to the Veeco Instruments Inc. Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-95424) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan, the Registration Statement (Form S-8 No. 333-08981) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors, the Registration Statement (Form S-8 No. 333-35009) pertaining to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors, the Registration Statement (Form S-8 No. 333-79469) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors, the Registration Statement (Form S-8 No. 333-36348) pertaining to the CVC, Inc. 1999 Non-Employee Directors' Stock Option Plan, the CVC, Inc. Amended and Restated 1997 Stock Option Plan, the CVC Holdings, Inc. Stock Option Plan, the Non-Qualified Stock Option Agreements Dated as of March 31, 1999 Between Commonwealth Scientific Corporation, Inc. and Certain Employees and Directors, the Incentive Stock Option Agreements Between Commonwealth Scientific Corporation, Inc. and Certain Employees and the CVC Holdings, Inc. Stock Option Agreements Between CVC Holdings, Inc. and Certain Employees, the Registration Statement (Form S-8 No. 333-39156) pertaining to the Veeco Instruments Inc. 2000 Stock Option Plan and the Registration Statement (Form S-8 No. 333-49476) pertaining to the Veeco Instruments Inc. 2000 Stock Option Plan for Non-Officer Employees of our report dated February 5, 2001, with respect to the consolidated financial statements and schedule of Veeco Instruments Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                      /s/ Ernst & Young LLP

Melville, New York
March 14, 2001

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Consent of Independent Auditors